UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material under § 240.14a-12

Sun Communities, Inc.
Name of Registrant as Specified in its Charter

N/A
Name of Person(s) Filing Proxy Statement if other than the Registrant:

Payment of filing fee (check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing party:

4.	Date filed:

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

July 1, 2015

Dear Stockholder:

On April 29, 2015, Sun Communities, Inc. (referred to herein as the “Company,” “we,” “us,” and “our”) filed a proxy statement (the “Proxy Statement”) in connection with its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held on July 20, 2015, at 11:00 AM, local time, to present for stockholder consideration all of the proposals set forth in the Proxy Statement. This supplement to the Proxy Statement (this “Supplement”) is being filed today with the Securities and Exchange Commission (the “SEC”) and contains important information that supplements and amends the Proxy Statement.

The Proxy Statement contains important additional information and this Supplement should be read in conjunction with the Proxy Statement.

Supplemental Disclosure Regarding Proposal No. 5

Proposal No. 5 in our Proxy Statement, seeks your approval of an amendment to our articles of incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and the number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000 (the “Charter Amendment”).

In connection with Proposal No. 5, the Company makes the following statement:

Anti−takeover Effect of “Blank Check” Preferred Stock

Subject to the obligations of our directors to fulfill fiduciary or other duties and comply with standards of conduct imposed on them by the Maryland General Corporation Law or any other applicable state or federal law, rule or regulation, the Company represents that it will not, without prior approval from our common stockholders, issue any series of preferred stock specifically for any defensive or anti−takeover purpose, for the purpose of implementing any stockholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Within the limits described above, the Company may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Company were to issue additional common stock for such purposes.

Our Board of Directors continues to recommend a vote FOR the Charter Amendment proposal, as revised by this Supplement.

We appreciate your consideration of this Supplement.
By Order of the Board of Directors

KAREN J. DEARING
Secretary